Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Kentucky Bancshares, Inc. on Form S-4 of our report dated March 20, 2015 on the consolidated financial statements of Kentucky Bancshares, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Louisville, Kentucky

April 24, 2015